Exhibit 99.2

Pacific Software, Inc. Announces Revocation of BCSC Cease Trade Order

Irvine, California – September 9, 2010 – Pacific Software, Inc. (PFSF) (the “Company”), announced today that it has been notified by the British Columbia Securities Commission that the Company’s application for removal of the Cease Trade Order, dated January 27, 2010, has been granted, effective September 9, 2010.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  “Forward looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.”  You are cautioned that such statements are subject to a multitude or risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a disclosure made by the Company.

Pacific Software, Inc.

Randolf W. Katz, corporate counsel

714-966-8807

rwkatz@bakerlaw.com